UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2016

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2016, John T. McClain tendered his resignation as Chief Financial Officer of Lindblad Expeditions Holdings, Inc. (the “Company”), effective August 16, 2016, to pursue other business opportunities. The Company has undertaken a search to find a suitable replacement and expects an orderly transition.

On May 2, 2016, the Company entered into an amended and restated employment agreement (the “Amended Agreement”) with Mr. McClain, which provides that Mr. McClain will receive a guaranteed bonus payment of $250,000 in 2016, to be paid in two installments of $75,000 and $175,000 on each of May 15, 2016 and August 15, 2016, respectively. These payments are contingent on Mr. McClain not being terminated for “cause” or resigning without “good reason” before the applicable payment date. The Amended Agreement also provides that Mr. McClain may serve on the board of one additional public corporation that does not compete with the Company.

The foregoing description of the Amended Agreement is qualified in entirety by the full text of the Amended Agreement, a copy of which is attached as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Amended and Restated Employment Agreement by and between Lindblad Expeditions Holdings, Inc. and John T. McClain, dated as of May 2, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

May 2, 2016	By:	/s/ Sven-Olof Lindblad
Sven-Olof Lindblad, Chief Executive Officer and President

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